QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 3.9

ARTICLES OF INCORPORATION

OF

AIRSTAR CORPORATION

        We, the undersigned natural persons over the age of twenty-one years, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

ARTICLE I

NAME

        The name of the corporation is Airstar Corporation.

ARTICLE II

DURATION

        The corporation shall exist perpetually or until dissolved according to law.

ARTICLE III

PURPOSES AND POWERS

        Section 3.01.    Purposes.    The purposes for which the corporation is organized are:

          (a)   To engage in and carry on in all of its branches the business of purchasing, acquiring, manufacturing, repairing, servicing, refurbishing, marketing, selling, distributing, importing, exporting, brokering, leasing, hiring, transporting, using, and otherwise dealing in and with, aircraft, watercraft, and other transportation vehicles and equipment of every kind, including without limitation the business of transporting people, goods, and personalty of every kind by means of any such craft, vehicle, and/or equipment.

          (b)   To purchase, acquire, own, hold, lease, operate, mortgage, encumber, sell, and dispose of any and all kinds and character of real, personal, and mixed property (the foregoing particular enumeration in no sense being used by way of exclusion or limitation) and while the owner thereof, to exercise all the rights, powers, and privileges of ownership, including, in the case of stocks and shares, the right to vote thereon.

          (c)   To enter into, make and perform contracts of every kind and description, to borrow and lend money, with or without security, and to endorse or otherwise guarantee the obligations of others.

          (d)   To act as principal, agent, or broker for others and receive compensation for all services which it may render in the performance of the duties of an agency character.

          (e)   To purchase, hold, sell, and transfer the shares of its own capital stock.

          (f)    To engage in the general business of investing, on behalf of itself and others, any part of its capital and such additional funds as it may obtain, or any interest thereon, either as tenant in common or otherwise, and to sell or otherwise dispose of the same, or any part thereof, or any interest therein.

          (g)   To conduct researches, investigations, and examinations of businesses and enterprises of every kind and description.

          (h)   To engage in any and all other lawful purposes, activities, and pursuits presently or hereafter allowed by law, whether similar or dissimilar to the foregoing.

        Section 3.02.    Powers.    The corporation shall have all powers allowed by law, including without limitation those powers described in Sections 16-10-4 and 16-10-5 of the Utah Code Annotated (1953), as amended and supplemented. The purposes stated herein shall be construed as powers as well as purposes, and the matters expressed in any clause shall not be limited by reference to or inference from the terms of any other, but shall be regarded as independent purposes and powers; and the enumeration of specific purposes and powers shall not be construed to limit or restrict the meaning of general terms of the general powers; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

ARTICLE IV

CAPITALIZATION

        The aggregate number of shares which the corporation shall have authority to issue is fifty thousand (50,000) shares of common stock having a par value of One Dollar ($1.00) per share. All voting rights of the corporation shall be exercised by the holders of the common stock, with each share of common stock being entitled to one (1) vote. All shares of common stock shall have equal rights in the event of dissolution or final liquidation.

ARTICLE V

PAID-IN-CAPITAL

        The corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received for the issuance of shares.

ARTICLE VI

BYLAWS

        Provisions for the regulation of the internal affairs of the corporation shall be set forth in the Bylaws.

ARCTICLE VII

PRE-EMPTIVE RIGHTS

        No holder of the shares of the capital stock of any class of the corporation shall have any pre-emptive or preferential rights of subscription to any shares of any class of stock of the corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the corporation, issued or sold. The term convertible obligations as used herein shall include any notes, bonds, or other evidences of indebtedness to which are attached or with which are issued warrants or other rights to purchase stock of the corporation.

ARTICLE VIII

REGISTERED OFFICE AND AGENT

        The address of the initial registered office of the corporation is 2000 Eagle Gate Tower, 60 East South Temple, Salt Lake City, Utah 84111, and the name of its initial registered agent at such address is Brent M. Stevenson.

ARTICLE IX

DIRECTORS

        The number of Directors which shall constitute the Board of Directors of the corporation may vary from three (3) to nine (9) Directors as prescribed by the Bylaws. The number of Directors constituting the initial Board of Directors of the corporation shall be three (3), and the names and addresses of the persons who are to serve as Directors until the first meeting of the shareholders or until their successors are elected and shall qualify are as follows:

NAME	ADDRESSES
Jon M. Huntsman	2000 Eagle Gate Tower 60 East South Temple Salt Lake City, Utah 84111
Terry R. Parker	2000 Eagle Gate Tower 60 East South Temple Salt Lake City, Utah 84111
Brent M. Stevenson	2000 Eagle Gate Tower 60 East South Temple Salt Lake City, Utah 84111

ARTICLE X

LIMITATION OF DIRECTOR LIABILITY

        No director of the corporation shall have any personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty; provided, however, that to the extent required by applicable Utah law, this provision shall not be deemed to eliminate or limit the liability of a Director: (a) For any breach of the Director's duty of loyalty to the corporation or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for actions under Section 16-10-44 of the Utah Code Annotated (1953), as amended or supplemented; or (d) for any transaction from which the Director derived an improper personal benefit.

ARTICLE XI

INCORPORATORS

        The names and addresses of the incorporators are as follows:

NAME	ADDRESSES
Brent M. Stevenson	2000 Eagle Gate Tower 60 East South Temple Salt Lake City, Utah 84111
Terry R. Parker	2000 Eagle Gate Tower 60 East South Temple Salt Lake City, Utah 84111
Michael W. Smith	2000 Eagle Gate Tower 60 East South Temple Salt Lake City, Utah 84111

        Dated this 6th day of June, 1988.

/s/ Brent M. Stevenson Brent M. Stevenson
/s/ Terry R. Parker Terry R. Parker
/s/ Michael W. Smith Michael W. Smith

VERIFICATION

STATE OF UTAH	)
: ss.
COUNTY OF SALT LAKE	)

        On the 6th day of June, 1988, personally appeared before me Brent M. Stevenson, Terry R. Parker, and Michael W. Smith, who being by me first duly sworn, declared that they are the incorporators of Airstar Corporation, that they signed the foregoing Articles of Incorporation of Airstar Corporation as incorporators of the corporation, and that the statements therein contained are true.

        IN WITNESS WHEROF, I have hereunto set my hand this 6th day of June, 1988.

/s/ Kathryn K. Shelton NOTARY PUBLIC Residing at Salt Lake City, Utah
My Commission Expires: 9-28-91

REGISTERED AGENT ACKNOWLEDGEMENT

STATE OF UTAH	)
: ss.
COUNTY OF SALT LAKE	)

        The undersigned, Brent M. Stevenson, being first duly sworn on oath, deposes and says that he is the person appointed as the Registered Agent for Airstar Corporation and that he does hereby acknowledge and accept such appointment.

/s/ Brent M. Stevenson Brent M. Stevenson

        SUBSCRIBED AND SWORN to before me this 6th day of June, 1988.

/s/ Kathryn K. Shelton NOTARY PUBLIC Residing at Salt Lake City, Utah
My Commission Expires: 9-28-91

QuickLinks

ARTICLES OF INCORPORATION OF AIRSTAR CORPORATION
ARTICLE I NAME
ARTICLE II DURATION
ARTICLE III PURPOSES AND POWERS
ARTICLE IV CAPITALIZATION
ARTICLE V PAID-IN-CAPITAL
ARTICLE VI BYLAWS
ARCTICLE VII PRE-EMPTIVE RIGHTS
ARTICLE VIII REGISTERED OFFICE AND AGENT
ARTICLE IX DIRECTORS
ARTICLE X LIMITATION OF DIRECTOR LIABILITY
ARTICLE XI INCORPORATORS
VERIFICATION
REGISTERED AGENT ACKNOWLEDGEMENT